AGREEMENT AND PLAN OF MERGER






         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of January 23, 1997 by and among BUREAU OF ELECTRONIC PUBLISHING, INC., a Delaware corporation having its principal place of business at 745 Alexander Road, Princeton, New Jersey 08540 ("BEPI"), PACIFIC CHEMICAL GROUP LIMITED, a British Virgin Islands corporation having an office c/o S.L. Chen & Associates, 805 Third Avenue, New York 10022 ("PCG"), JINAN CHEMICAL FIBRE CORPORATION, a Peoples Republic of China corporation ("JCF"), and BEPI ACQUISITION CORPORATION, a British Virgin Islands corporation which is wholly owned by BEPI and has a principal place of business c/o BEPI ("Subsidiary"). PCG is sometimes referred to herein as the "Surviving Corporation." Subsidiary and PCG are each sometimes referred to herein as a "Constituent Corporation" or collectively as the "Constituent Corporations."






                              Preliminary Statement


JCF produces polyester fiber in a facility in Jinan, Peoples Republic of China ("PRC"). JCF produces purified terephthalic acid ("PTA"), which is a raw material used in the production of polyester fiber, in Plant 1 of such facility.


Pursuant to a joint venture agreement in the form set forth in the PCG Disclosure Schedule referred to below (the "Joint Venture Agreement"), JCF will at the Closing hereunder transfer Plant 1 to Jinan Dayang Chemical Fibre Company, Ltd., which is a newly formed joint venture (the "Joint Venture") of which PCG owns 51% and JCF owns 49%. The Joint Venture will after the Closing use Plant 1 to produce PTA for sale to JCF as well as for third parties. The transaction in which the assets of Plant 1 are transferred and leased by JCF to the Joint Venture pursuant to the Joint Venture Agreement is referred to herein as the "Asset Transfer."



PCG and/or BEPI will at the Closing receive not less than U.S. $1,000,000 from the sale of securities with an additional $1,000,000 to be received from such sales within 60 days. Under the Joint Venture Agreement, PCG's ownership interest in the Joint Venture will be transferred to JCF on February 9, 1999 unless PCG theretofore contributes U.S. $12,995,000 to the Joint Venture.



The Boards of Directors of BEPI and the Constituent Corporations and the shareholders of PCG and Subsidiary have each determined that it is in the best interest of each such corporation to consummate the Merger set forth herein.


IN CONSIDERATION of the foregoing and the mutual agreements and covenants contained herein, the parties hereby agree as follows:


1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:


         (a)       "PCG Common Stock" shall mean the common stock of PCG.



         (b) "Effective Date" or "Closing Date" shall mean the effective date of the Merger, which shall be the date and time of filing of the certificate of merger required to be filed hereunder which date may be simultaneous with the execution of this Agreement.

         (c)       "BEPI Common Stock" shall mean the common stock of BEPI.


         (d)      "Preferred"  shall have the meaning set forth in Section 5(b).


         (e) "Merger" shall mean the merger of Subsidiary with and into PCG, and in consideration for which the stockholders of PCG will receive shares of Preferred in accordance with the terms of this Agreement.


         (f) "Subsidiary's Common Stock" shall mean the common stock of Subsidiary.


         (g) "Surviving Corporation" shall mean PCG, the corporation that survives the Merger.


2. Merger into PCG; Closing


         (a) Surviving Corporation. Upon the approval and adoption of this Agreement by the stockholders of each of the Constituent Corporations in accordance with the laws of the British Virgin Islands and the satisfaction or waiver of the conditions set forth herein to the obligations of the parties hereto, a certificate of merger shall, subject to the rights of termination and abandonment hereinafter set forth, be filed with the appropriate office in the British Virgin Islands . Effective as of the close of business on the date on which the certificate of merger is filed, Subsidiary shall merge with and into PCG, and PCG as the Surviving Corporation shall continue its corporate existence under the laws of the British Virgin Islands under its current name. The date and time of such filings is herein referred to as the "Effective Date" or the "Closing Date."


         (b) Further Documentation. From time to time as and when requested by the Surviving Corporation or BEPI or their successors or assigns, BEPI, PCG and Subsidiary and their proper (or former) officers and directors, shall execute and deliver, or cause to be executed and delivered, all deeds and other instruments and shall take or cause to be taken all such other and further actions as the Surviving Corporation or BEPI may deem necessary or appropriate in order to more fully vest in the Surviving Corporation title to and possession of all of the rights, privileges, powers, immunities, purposes and franchises of PCG and Subsidiary and to carry out the intent and purposes of this Agreement.



3. Closing. Concurrently with the filing of the certificate of merger the parties shall execute and deliver to and among themselves the Closing Documents (as hereinafter defined) at a closing (the "Closing") to occur at the offices of Oscar D. Folger, 521 Fifth Avenue, New York, New York 10175 on the Closing Date. The term "Closing Documents" means the agreements, instruments and documents which are contemplated by this Agreement to be executed and delivered by the parties on the Closing Date. This Agreement may be executed simultaneously with the Closing.



4. Certificate of Incorporation, By-laws, Directors and Officers


         (a) Certificate of Incorporation. The certificate of incorporation of PCG in effect on the Effective Date shall be the certificate of incorporation of the Surviving Corporation until amended as provided by law.


         (b) By-Laws. The by-laws of PCG in effect on the Effective Date shall be the by-laws of the Surviving Corporation until amended or repealed as provided by law.


         (c) Directors and Officers. The current directors and officers of the Surviving Corporation shall hold office as provided in the by-laws of the Surviving Corporation.

5. Conversion and Exchange of Shares


         (a) Upon consummation of the Merger, all shares of Subsidiary's Common Stock outstanding immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchanged for all of the issued and outstanding shares of capital stock of the Surviving Corporation. All such shares shall be fully paid and non-assessable.


         (b) The shares of PCG Common Stock which shall be outstanding immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted as of the Effective Date into the right to receive an aggregate of 833,671.66 shares of Class A Preferred Stock of BEPI (the "Preferred"). The Preferred shall be created on or before the Closing pursuant to a Certificate of Designation in the form set forth in the BEPI Disclosure Schedule. Without limiting the generality of the foregoing, each share of Preferred shall be automatically converted into 100 shares of BEPI Common Stock when the number of authorized shares of BEPI Common Stock is increased to 300,000,000, shall have 100 votes per share and shall vote with the holders of the common stock as one class and shall have a $100 preference in liquidation.


         (c) Each holder of record on the Effective Date of shares of PCG Common Stock shall be entitled, upon the surrender to BEPI or any exchange agent selected by BEPI of the certificate for his or her shares of PCG Common Stock for cancellation, to receive a certificate or certificates representing the number of shares of Preferred into which the holder's shares of the PCG Common Stock shall have been converted in the Merger.


         (d) Except for the issuance of shares of Preferred upon conversion of shares of PCG Common Stock, the Merger shall effect no change in the shares of BEPI capital stock and none of BEPI's shares shall be converted as a result of the Merger.


         (e) After the Effective Date, there shall be no registration of transfers on the stock transfer books of PCG of the shares which were outstanding immediately prior to the Effective Date.


         (f) No fractional shares will be issued in the Merger, and any fractional shares will be canceled.


         (g) JCF and PCG acknowledge, on behalf of themselves and on behalf of each shareholder of PCG, that each such shareholder:


                  (i) will acquire the Preferred and any shares of common stock issuable on conversion of the Preferred (collectively "Securities") only for his own account, for investment, and without a view to the distribution thereof;


                  (ii)     has carefully reviewed the public filings of BEPI;


                  (iii) has been given access to all exhibits referred to in such registration statements and reports, and he has had the opportunity to discuss BEPI's affairs with the BEPI's officers;


                  (iv) understands that he may sell or otherwise transfer Securities only if such transaction is duly registered under the Securities Act of 1933, as amended (the "Act") or if he shall have received the favorable opinion of counsel to the BEPI to the effect that such sale or other transfer may be made in the absence of registration under the Act;

                   (v) acknowledges that the certificates representing Securities will be legended to reflect these restrictions, and stop transfer instructions will apply; and

                  (vi) realizes that the Securities are not a liquid investment, and that he may lose his entire investment as a result of the Merger and his receipt of Securities.


6. Certain Other Agreements and Conditions.

         (a) Prior to the Closing, the Board of Directors of BEPI shall elect a nominee of PCG to the Board (the "PCG Director"). Effective upon the Closing, all persons who were (other than the PCG director) directors of BEPI immediately prior to the Closing (other than the PCG director) shall submit their resignations at the Closing. At the Closing, PCG, BEPI, and such persons shall execute mutual releases which generally release each other from all claims and liabilities and agreements, known and unknown, except for rights to indemnification to which such resigning directors may be entitled under BEPI's certificate of incorporation and by-laws.


         (b) All persons who were officers of BEPI immediately prior to the Closing shall submit their resignations at the Closing. At the Closing, PCG, BEPI and such persons shall execute mutual releases which generally release each other from all claims and liabilities and agreements, known and unknown, except for rights to indemnification to which such resigning officers may be entitled under BEPI's certificate of incorporation and by-laws.


         (c)      Concurrently with the Merger:


                  (i)       JCF and PCG will effectuate the Asset Transfer; and



                  (ii) BEPI will pay a finder's fee to Brookehill Equities, Inc. equal to 10% of the funds received in the private placement referred to in Section 6(d) below


         (d) It shall be a condition precedent to the Merger that BEPI shall at the Closing issue an aggregate of up to 5 shares of Series B Preferred Stock at $100,000 per share and shares of Series C Preferred Stock convertible into 1,000,000 shares of BEPI Common Stock at $.50 per share in a private placement to be conducted by Brookehill Equities, Inc. The Series B and Series C Preferred Stock shall be created on or before the Closing pursuant to a Certificate of Designation in the form set forth in the BEPI Disclosure Schedule. In the event that the net assets of BEPI as shown on the Closing Balance Sheet (as defined in Section 11(iv)) are less than $700,000, BEPI shall issue, at PCG's option, up to an additional 15 shares of Series B Preferred Stock in the private placement sufficient to provide BEPI with net assets of approximately $2,700,000 immediately following the Closing.


         (e) On or before the 180th day after the Closing Date, BEPI shall at its expense file a registration statement for the public sale of (i) 1,468,000 shares of common stock (the "1996 Stock") and (ii) 1,868,000 shares of common stock issuable pursuant to warrants, which , together with the 1996 Stock, were issued by

                  BEPI in a private placement in June and July 1996
                  (iii) for all shares of Common Stock issuable upon conversion of the Series B and Series C Preferred Stock issued in the private placement referred to in Section 6(d) and (iv) 127,750 shares of BEPI Common Stock issued by BEPI to settle certain outstanding claims of BEPI.


         (f) BEPI hereby agrees no later than January 9, 1998 to issue to holders of the 1996 Stock additional shares of Common Stock such that the total number of shares issued to such 1996 Stockholders will be the number of shares which would have been issuable if the purchase price of such 1996 Stock had been equal to the lowest price at which Series B Preferred Stock was converted during 1997; provided , however, that (i) such additional shares of Common Stock shall only be issued if Series B Preferred Stock is actually converted during 1997 and (ii) such additional shares of Common Stock shall only be issued to original holders of the 1996 Stock and only to the extent that such holders still hold 1996 Stock on January 9, 1998.



         (g) As soon as practicable after the Merger, BEPI shall use its best efforts to amend its certificate of incorporation to increase its authorized shares of common stock from 12,000,000 to 300,000,000, and to change the name of BEPI to Pacific Chemical, Inc.



         (h) For a period of five years after the Effective Date, BEPI will file with the National Association of Securities Dealers Automated Quotation System ("NASDAQ") all documents and notices which are required by NASDAQ of companies whose securities are quoted by NASDAQ, use its best efforts to maintain the NASDAQ quotation for its Common Stock to the extent such Common Stock is then outstanding, and maintain in the United States of America a transfer and warrant agent and, if necessary under the jurisdiction of its incorporation, a registrar (which may be the same entity as the transfer agent) for its Common Stock and its Common Stock purchase warrants.



7. Representations and Warranties of JCF and PCG. JCF and PCG jointly and severally represent and warrant to BEPI and Subsidiary that, except as set forth in the PCG Disclosure Schedule which was executed and delivered by PCG to BEPI on the date hereof (the "PCG Disclosure Schedule") with a reference to the relevant Section of this Agreement:



         (a) Organization and Capitalization. PCG is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands. All of the issued and outstanding shares of PCG's Common Stock are duly authorized, validly issued, fully paid and nonassessable and were issued and sold in compliance with all applicable securities laws and regulations; and there are no other equity securities of any class authorized, issued, reserved for issuance or outstanding, and there are no preemptive rights as to any shares. There are no outstanding options, warrants, agreements or rights to subscribe for or to purchase, or commitments to issue, shares of PCG capital stock. Except for its interest in the Joint Venture, PCG does not own, directly or indirectly, any outstanding capital stock or securities convertible into capital stock of any other corporation or any participating interest in any partnership, joint venture or other business enterprise. All subsidiaries and the directors and officers of each subsidiary are listed on the PCG Disclosure Schedule.



         (b) Power and Authority. PCG has all requisite power and authority to own, lease and operate its properties and to conduct its businesses as presently conducted and as proposed to be conducted. PCG is not required to be qualified or licensed as a foreign corporation in any jurisdiction other than the jurisdiction of its incorporation.


         (c) Certificate of Incorporation and By-Laws of PCG. The copy of the Certificate of Incorporation of PCG, certified by the appropriate officer of the British Virgin Islands and the

                  By-Laws of PCG, certified by its Secretary, heretofore delivered to BEPI, are true, complete and correct.


         (d) Authority for Agreement, Joint Venture Agreement and Asset Transfer. The Board of Directors and the Shareholders of JCF and PCG have approved this Agreement and the Joint Venture Agreement, and have authorized the execution and delivery hereof and thereof and the Asset Transfer. JCF and PCG each has full power, authority and legal right to enter into this Agreement and the Joint Venture Agreement, to effect the Asset Transfer, and to consummate the transactions contemplated hereby. Any and all governmental approvals or consents required therefor and for the operation of the Joint Venture after the Closing have been obtained. This Agreement and the Joint Venture Agreement are valid and binding on JCF and PCG, and are enforceable in accordance with their terms (except as may be limited by bankruptcy, moratorium or other laws affecting creditors' rights generally.).


         (e) No Violation to Result. The execution and delivery of this Agreement and the Joint Venture Agreement, and the consummation of the Asset Transfer and the other transactions contemplated hereby and thereby:


                  (i) are not in violation or breach of, do not conflict with or constitute a default under, and will not accelerate or permit the acceleration of the performance required by, any of the terms of the charter documents or by-laws of JCF or PCG or any note, debt instrument, security agreement or mortgage, or any other contract or agreement, written or oral, to which JCF or PCG or its shareholders is a party or by which JCF or PCG or any of such shareholders or any of their respective properties or assets are bound;


                  (ii) will not be an event which, after notice or lapse of time or both, will result in any such violation, breach, conflict, default, or acceleration;


                  (iii) will not result in a violation under any law, judgment, decree, order, rule, regulation or other legal requirement of any governmental authority, court or arbitration tribunal whether federal, state, provincial, municipal or local (within the PRC, the U.S. or otherwise) at law or in equity, and applicable to JCF or PCG or any of its shareholders; and


                  (iv) will not result in the creation or imposition of any lien, possibility of lien, encumbrance, security agreement, equity, option, claim, charge, pledge or restriction in favor of any third person upon any of the properties or assets of JCF or PCG.


         (f) No Existing Defaults. Neither JCF nor PCG is in default in any respect which is material to PCG:


                  (i) under any of the terms of any note, debt instrument, security agreement or mortgage or under any other commitment, contract, agreement, license, lease or other instrument, whether written or oral, to which JCF or PCG is a party or by which it or any of its properties or assets are bound;


                  (ii) under any law, judgment, decree, order, rule regulation or other legal requirement or any governmental authority, court or arbitration tribunal whether federal, state, provincial, municipal or local (within the U.S. or otherwise), at law or in equity, and applicable to JCF or PCG or to any of its properties or assets; or


                  (iii) in the payment of any of monetary obligations or debts.


         (g)      Financial Statements, etc.


                  (i) The audited financial statements of Plant 1 of JCF as of and for the years ended December 31, 1995, 1994 and 1993 and the unaudited financial statements of Plant 1 of JCF for its ten months ended October 30, 1996 (which financial statements, including, without limitation, any notes thereto and reports thereon are hereinafter collectively called the "Plant 1 Financial Statements," and which financial statements for the year ended December 31, 1995 are hereinafter referred to as the "Plant 1 1995 Financial Statements"), all of which have been delivered to BEPI, correctly and fairly present the financial position of Plant 1 of JCF and the results of operations as of the respective dates and for the periods indicated thereon and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis.


                  (ii) Prior to the date of this Agreement, PCG has not engaged in any business activities other than its organization and its entry into the Joint Venture Agreement. It has no material assets or liabilities other than its rights and obligations under the Joint Venture Agreement.


         (h) No Adverse Changes. To the extent material to PCG, from December 31, 1995 to the date of this Agreement:


                  (i) there has been no damage, destruction or loss, by reason of fire, explosion, earthquake, casualty, labor trouble, requisition or taking of property by any government or agency thereof, windstorm, embargo, riot, act of God or the public enemy, flood, volcanic eruption, accident, other calamity or other similar or dissimilar event (whether or not covered by insurance); and


                  (ii) there have been no adverse changes in the condition (financial or otherwise), business, net worth, assets, properties, liabilities or obligations (fixed, contingent, known, unknown or otherwise) of Plant 1 of JCF, and there has been no occurrence, circumstance or combination thereof which might reasonably be expected to result in any such adverse effect before or after the Effective Date.



         (i) Taxes. To the extent material to PCG, JCF has prepared (or caused to be prepared) and timely and properly filed (or caused to be timely and properly filed) with the appropriate federal, state, provincial, municipal or local authorities (within the PRC or otherwise) all tax returns, information returns and other reports required to be filed and has paid or accrued (or caused to be so paid or accrued) in full all taxes, interest, penalties, assessments or deficiencies, if any, due to, or claimed to be due by, any taxing authority. The Plant 1 Financial Statements set forth appropriate provisions for all taxes, interest, penalties, assessments or deficiencies, if any, for the periods indicated thereon to the extent not theretofore paid. To the extent material to PCG, JCF has not executed or filed with any taxing authority any agreement extending the period for assessment or collection of any taxes. To the extent material to PCG, JCF is not a party to any pending action or proceeding, nor is any such action or proceeding threatened, by any governmental authority for the assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted against JCF, and during the course of any audit currently in process or not completed, no issues have been suggested by any representative of any such governmental authority that, if asserted, would result in a proposed assessment of taxes, interest or penalties, against JCF.



         (j) Pending Transactions. The PCG Disclosure Schedule sets forth a list of all pending transactions of Plant 1 which are out of the ordinary course of business and would involve the expenditure or commitment of in excess of US $500,000.



         (k) Intellectual Property. JCF owns or possess, and by the Asset Transfer will transfer to the Joint Venture, adequate licenses or other rights to use all trademarks, certification marks, trade names, service marks, copyrights, patents, patent applications, trade secrets, product composition formulae, computer programs, product development records and other proprietary processes and information used in its business, and the same are sufficient in all respects to conduct the business of Plant 1 and the Joint Venture as currently conducted and as proposed to be conducted. Except as described in the PCG Disclosure Schedule or the Joint Venture Agreement, the Joint Venture will not after the Asset Transfer be required to pay any royalty, license fee or similar type of compensation in connection with the conduct of its business as it is now or heretofore has been conducted or as proposed to be conducted. All patents, patent applications and rights to inventions or discoveries (whether or not patentable) owned or held by any officer, director, stockholder, employee, consultant or agent of JCF and relating to the business of the Joint Venture have been duly and effectively transferred to JCF and will be further transferred to the Joint Venture in the Asset Transfer: and, to the extent material to PCG and except as described on the PCG Disclosure Schedule the operations of JCF do not infringe, and no one has asserted that such operations do infringe, the patents, patent applications, trademarks, certifications marks, trade names, service marks, trade secrets or other intellectual property rights of anyone.



         (l) Brokers. Except for Brookehill Equities, Inc., S.L. Chen & Associates, Inc. and Oscar D. Folger, JCF and PCG has not expressly or impliedly engaged any broker, finder, investment banker, or agent with respect to this Agreement or any transaction contemplated hereby, or agreed to pay any fee to any such person or entity.


         (m) Litigation. To the extent material to PCG and except as set forth in the PCG Disclosure Schedule, there is no litigation, suit, proceeding, action, claim or (to the knowledge of JCF or PCG) investigation, at law or in equity, pending or (to the knowledge of JCF or PCG) threatened against PCG or JCF or involving any of its property or assets, before any court, agency, authority or arbitration tribunal, including, without limitation, any product liability, workers' compensation or wrongful dismissal claims, or claims, actions, suits or proceedings relating to toxic materials, hazardous substances, pollution or the environment.



         (n) Compliance with Laws. JCF and PCG have complied with all laws, municipal by-laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any governmental authority applicable to them or their properties and which are material to PCG.



         (o) Employee Compensation and Agreements with Affiliates. The PCG Disclosure Schedule contains a true and complete list of all employees of Plant 1 who earn or receive more than US$60,000 annually from JCF.


         (p)      Survival of Representations and Warranties; Notice of Changes.


                  (i) The representations and warranties of PCG and JCF made in this Agreement, are correct, true and complete as of the date hereof and will be correct, true and complete as at the Effective Date with the same force and effect as though such representations and warranties had been made at the Effective Date, and shall survive the Effective Date for six months.


                  (ii) PCG and JCF shall give to BEPI prompt written notice of any fact or circumstance which would render incorrect any representation or warranty by them.


8. Representations and Warranties of BEPI and Subsidiary. BEPI represents and warrants to JCF and PCG that, except as set forth in the disclosure schedule which was executed and delivered by BEPI and the Subsidiary to JCF and PCG on the date hereof (the "BEPI Disclosure Schedule") with a reference to the relevant Section of this Agreement:


         (a) Organization and Capitalization of BEPI. BEPI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. All of the issued and outstanding shares of BEPI are duly authorized, validly issued, fully paid and nonassessable; and, except as set forth in the BEPI Disclosure Schedule, there are no other equity securities of any class of BEPI authorized, issued, reserved for issuance or outstanding; and there are no preemptive rights as to any shares. Except as set forth on the BEPI Disclosure Schedule, there are no outstanding options, warrants, agreements or rights to subscribe for or to purchase, or commitments to issue, shares of BEPI Common Stock. All subsidiaries of BEPI and the officers and directors of each subsidiary are listed on the BEPI Disclosure Schedule


         (b) Organization and Capitalization of Subsidiary. Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of British Virgin Islands with an authorized capital consisting solely of 1,000 shares Common Stock ("Subsidiary's Common Stock"), of which 100 shares are issued and outstanding; all of such 100 issued and outstanding shares of Subsidiary's Common Stock are duly authorized, validly issued, fully paid and nonassessable; and there are no other equity securities of any class of BEPI Subsidiary authorized, issued, reserved for issuance or outstanding. There are no outstanding options, warrants, agreements or rights to subscribe for or to purchase, or commitments to issue, shares of Subsidiary's Common Stock.


         (c) Ownership of Subsidiary. BEPI owns or prior to the Effective Date will own 100 shares of Subsidiary's Common Stock, which shares represent all of the issued and outstanding shares of the Subsidiary.


         (d) Power and Authority. The Board of Directors of BEPI and Subsidiary have each approved this Agreement. Each of BEPI and Subsidiary has all requisite power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as proposed to be conducted and is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction in which the character of its properties or the nature of its business activities require such qualification. All such jurisdictions are listed in the BEPI Disclosure Schedule.


         (e) Certificate of Incorporation and By-Laws of BEPI and Subsidiary. The copies of the Certificate of Incorporation of BEPI and Subsidiary, each certified by the Secretary of State of its respective state of incorporation, and the By-Laws of BEPI and Subsidiary, certified by their respective Secretaries, heretofore delivered by BEPI and Subsidiary to PCG, are true, complete and correct.

         (f) Authority for Agreement. The Board of Directors of each of BEPI and Subsidiary, and the shareholder of Subsidiary, have each approved this Agreement and have authorized the execution and delivery hereof. BEPI and Subsidiary each has full power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement is valid and binding on BEPI and Subsidiary, and is enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium or other laws affecting creditors' rights generally.)


         (g) No Violation to Result. Except as set forth in the BEPI Disclosure Schedule, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby:


                  (i) are not in violation or breach of, do not conflict with or constitute a default under, and will not accelerate or permit the acceleration of the performance required by, any of the terms of the charter documents or by-laws of BEPI or Subsidiary or (after the consents referred to in the BEPI Disclosure Schedule are obtained) any note, debt instrument, security agreement or mortgage, or any other contract or agreement, written or oral, to which BEPI or Subsidiary is a party or by which BEPI or Subsidiary or any of their properties or assets are bound;


                  (ii) will not be an event which, after notice or lapse of time or both, will result in any such violation, breach, conflict, default, or acceleration;


                  (iii) will not result in violation under any law, judgment, decree, order, rule, regulation or other legal requirement of any governmental authority, court or arbitration tribunal whether federal, state, provincial, municipal or local (within the U.S. or otherwise) at law or in equity, and applicable to BEPI or Subsidiary; and


                  (iv) will not result in the creation or imposition of any lien, possibility of lien, encumbrance, security agreement, equity, option, claim, charge, pledge or restriction in favor of any third person upon any of the properties or assets of BEPI or Subsidiary.


         (h) No Existing Defaults. Except as set forth in the BEPI Disclosure Schedule, BEPI and Subsidiary are not in material default in any material respect:


                  (i) under any of the terms of any note, debt instrument, security agreement or mortgage or under any other commitment, contract, agreement, license, lease or other instrument, whether written or oral, to which it is a party or by which it or any of its properties or assets is bound;


                  (ii) under any law, judgment, decree, order, rule, regulation or other legal requirement or any governmental authority, court or arbitration tribunal whether federal, state, provincial, municipal or local (within the U.S. or otherwise), at law or in equity, and applicable to it or to any of its properties or assets; or


                  (iii) in the payment of any of its monetary obligations or debts.


         (i)       Reports and Financial Statements.



                  (i) BEPI has previously furnished to PCG and JCF with true and complete copies of its (i) Annual Report on Form 10-KSB for the year ended December 31,1995, as filed with the United States Securities and Exchange Commission (the "Commission"), (ii) Quarterly Report on Form 10-QSB filed for the fiscal quarter and nine months ended September 30, 1996 (the "BEPI Quarterly

                           Report"), (iii) proxy statements relating to all meetings of its stockholders (whether annual or special) since December 31, 1995, and (iv) all other reports, registration statements and other written materials filed by BEPI with the Commission since December 31, 1995. The financial statements included in such reports were prepared in accordance with generally accepted accounting principles, consistently applied, and present fairly the financial position and the results of operations of BEPI for the periods indicated. There has been no material adverse change in BEPI's business or financial condition since September 30, 1996, except that as set forth in the BEPI Disclosure Schedule. The Closing Balance Sheet (as defined in Section 11(iv)) will be prepared in accordance with generally accepted accounting principles, consistently applied, and will fairly present the financial position of BEPI as of the date of the Closing Balance Sheet.



                  (ii) As of their respective dates, such reports, statements and other written materials did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.


                  (iii) The audited consolidated financial statements and any unaudited interim financial statements of BEPI included in such reports have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and fairly present the financial position of BEPI and its subsidiaries as at the dates thereof and the results of their operations and changes in financial position for the periods then ended, except as indicated therein or in the notes thereto.


         (j) No Adverse Changes. From September 30, 1996 to the date of this Agreement, except as disclosed in the BEPI Disclosure Schedule and except as otherwise permitted herein:


                  (i) BEPI and Subsidiary have not sustained any damage, destruction or loss, by reason of fire, explosion, earthquake, casualty, labor trouble, requisition or taking of property by any government or agency thereof, windstorm, embargo, riot, act of God or the public enemy, flood, volcanic eruption, accident, other calamity or other similar or dissimilar event (whether or not covered by insurance) adversely affecting the business, properties, financial condition or operations of BEPI; and


                  (ii) there have been no adverse changes in the condition (financial or otherwise), business, net worth, assets, properties, liabilities or obligations (fixed, contingent, known, unknown or otherwise) of BEPI and Subsidiary which individually or in the aggregate have had or may have a material adverse effect on the business, properties, financial condition or operations of BEPI and Subsidiary, taken as a whole, and there has been no occurrence, circumstance or combination thereof which might reasonably be expected to result in any such adverse effect before or after the Effective Date.


         (k) BEPI and Subsidiary Employee Plans and Agreements. Except as otherwise set forth in the BEPI Disclosure Schedule, BEPI has no employee benefit plans whatsoever.

         (l) Taxes. BEPI and Subsidiary have each prepared (or caused to be prepared) and timely and properly filed (or caused to be timely and properly filed) with the appropriate federal, state, provincial, municipal or local authorities (within the U.S. or otherwise) all tax returns, information returns and other reports required to be filed and have paid or accrued (or caused to be so paid or accrued) in full all taxes, interest, penalties, assessments or deficiencies, if any, due to, or claimed to be due by, any taxing authority. The balance sheet included in the BEPI Quarterly Report include appropriate provisions for all such taxes, interest, penalties, assessments or deficiencies, if any, for the periods indicated therein to the extent not theretofore paid. Neither BEPI nor Subsidiary has executed or filed with any taxing authority any agreement extending the period for assessment or collection of any taxes. Neither BEPI nor Subsidiary is a party to any pending action or proceeding, nor, to the knowledge of BEPI or Subsidiary, is any such action or proceeding threatened, by any governmental authority for the assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted against BEPI or Subsidiary, and during the course of any audit currently in process or not completed, no issues have been suggested by any representative of any such governmental authority that, if asserted, would result in a proposed assessment of taxes, interest or penalties, against BEPI or Subsidiary.



         (m) Pending Transactions. The BEPI Disclosure Schedule sets forth a list of all pending transactions (whether or not PCG is legally bound to enter therein) which are out of the ordinary course of business and would involve the expenditure or commitment of in excess of $20,000.


         (n) Intellectual Property. The BEPI Disclosure Schedule contains a true and complete list of all trademarks, certification marks, trade names, service marks, copyrights, patents, patent applications and product composition formulae owned or used by BEPI and Subsidiary which are material to the current business of BEPI. BEPI and Subsidiary own or possess adequate licenses or other rights to use all trademarks, certification marks, trade names, service marks, copyrights, patents, patent applications, trade secrets, product composition formulae, computer programs, product development records and other proprietary processes and information used in its business, and the same are sufficient in all respects to conduct the business as now conducted or as proposed to be conducted. Except as described in the BEPI Disclosure Schedule, neither BEPI nor Subsidiary is required to pay any royalty, license fee or similar type of compensation in connection with the conduct of its business as it is now or heretofore has been conducted. All patents, patent applications and rights to inventions or discoveries (whether or not patentable) owned or held by any officer, director, stockholder, employee, consultant or agent of BEPI or Subsidiary and relating to its business in any manner have been duly and effectively transferred to BEPI or Subsidiary; and, except as described on the BEPI Disclosure Schedule, the operations of BEPI and Subsidiary do not infringe, and no one has asserted that such operations do infringe, the patents, patent applications, trademarks, certifications marks, trade names, service marks, trade secrets or other intellectual property rights of anyone.


         (o) Machinery and Equipment. BEPI or Subsidiary owns or has adequate rights to all machinery and equipment (including, without limitation, machinery and equipment under development or construction) used or necessary for use in its trade or business, and all such material machinery and equipment is in substantially good operating condition.


         (p) Brokers. Neither BEPI nor Subsidiary has expressly or impliedly engaged any broker, finder, investment banker, or agent with respect to this Agreement or any transaction contemplated hereby, or agreed to pay any fee to any such person or entity.


         (q) Contracts. The BEPI Disclosure Schedule contains a true and complete list of each contract or agreement, requiring aggregate payments by BEPI or Subsidiary, or receipts by BEPI or Subsidiary, in excess of $25,000, to which BEPI or Subsidiary is a party, or by which BEPI or Subsidiary is bound, in any respect.


         (r) Litigation. Except as set forth in the BEPI Disclosure Schedule, there is no material litigation, suit, proceeding, action, claim or (to the knowledge of BEPI) investigation, at law or in equity, pending or (to the knowledge of BEPI) threatened against or affecting BEPI or Subsidiary or involving any of their property or assets, before any court, agency, authority or arbitration tribunal, including, without limitation, any product liability, workers' compensation or wrongful dismissal claims, or claims, actions, suits or proceedings relating to toxic materials, hazardous substances, pollution or the environment. There are no facts which, if known to customers, governmental authorities or other persons, might result in any such litigation, suit, proceeding, action, claim or investigation. Except as set forth in the BEPI Disclosure Schedule, neither BEPI nor Subsidiary is subject to or in default with respect to any notice, order, writ, injunction or decree of any court, agency, authority or arbitration tribunal.


         (s) Compliance with Laws. BEPI and Subsidiary have each complied with all laws, municipal by-laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any governmental authority applicable to it, its properties or the operation of its business.


         (t) Licenses, Permits and Approvals. BEPI and Subsidiary each have all material licenses, permits, approvals, qualifications or the like, issued or to be issued to BEPI and Subsidiary by any government or any governmental unit, agency, body or instrumentality, whether federal, state, provincial, municipal or local (within the U.S. or otherwise) necessary for the conduct of its trade or business, and all such items are in full force and effect, and are listed in the BEPI Disclosure Schedule.


         (u) Employee Compensation and Agreements with Affiliates. The BEPI Disclosure Schedule contains a true and complete list of all employees of BEPI and Subsidiary earning or receiving more than $60,000 annually from BEPI.


         (v) Bank Accounts. The BEPI Disclosure Schedule contains a true and complete list of (i) all accounts of BEPI with any bank, trust company or other deposit taking institution, together with the names of the persons authorized to draw thereon, and
                  (ii) the names of all persons holding powers of attorney from BEPI and a summary statement of the terms thereof.


         (w)      Survival of Representations and Warranties; Notice of Changes.


                  (i) The representations and warranties of each of BEPI and Subsidiary made in this Agreement are correct, true and complete as of the date hereof and will be correct, true and complete as at the Effective Date with the same force and effect as though such representations and warranties had been made at the Effective Date, and shall survive the Effective Date for six months.


                  (ii) BEPI shall give to PCG prompt written notice of any fact or circumstance which would render incorrect any representation and warranty made by it or Subsidiary.

9. Conduct and Transactions Prior to Closing, and Certain Other Agreements


         (a) Access to Properties and Records. Each party shall afford to the officers, employees, attorneys, accountants and other authorized representatives of the other, free and full access to all of its assets, properties, books and records, in order to afford each party as full an opportunity of review, examination and investigation as it shall desire to make of the affairs of the other, and each shall be permitted to make extracts from, or take copies of, such books, records (including the stock record and minute books) or other documentation or to obtain temporary possession of any thereof as may be reasonably necessary; and each shall furnish or cause to be furnished to the other such reasonable financial and operating data and other information about its business, properties and assets which any of such party's respective officers, employees, attorneys, accountants or other authorized representatives may reasonably request. Each party agrees to maintain in confidence all information thus acquired unless such information is or becomes publicly available otherwise than through breach of this Agreement.



         (b) Interim Covenants of each Party. Unless this Agreement is executed simultaneously with the Closing, from the date of this Agreement until the Effective Date, except to the extent expressly permitted by this Agreement or otherwise consented to by an instrument in writing signed by each other party or as otherwise set forth in the BEPI Disclosure Schedule or the PCG Disclosure Schedule, each party shall conduct its operations only in the ordinary course, narrowly construed, and it shall not make any change in its constituent documents, i.e., Certificate of Incorporation or by-laws.



         (c) Information. Each party will furnish to the other parties all information concerning the first party which is reasonably required for inclusion in any filing with any governmental or regulatory body in connection with the transactions contemplated by this Agreement or otherwise required by law.


         (d)       Notice of Breach.


                  (i) BEPI and Subsidiary will immediately give notice to PCG of the occurrence of any event or the failure of any event to occur that results in a breach of any representation or warranty by BEPI and Subsidiary contained herein or a failure by BEPI and Subsidiary to comply with any covenant, condition or agreement contained herein.


                  (ii) PCG and JCF will immediately give notice to BEPI and Subsidiary of the occurrence of any event or the failure of any event to occur that results in a breach of any representation or warranty by PCG and JCF contained herein or a failure by PCG or JCF to comply with any covenant, condition or agreement contained herein.


         (e) Representations. BEPI, Subsidiary, PCG and JCF (a) will take all action necessary to render accurate as of the Effective Date their respective representations and warranties contained herein, (b) will refrain from taking any action which would render any such representation or warranty inaccurate in any material respect as of such time, and (c) will perform or cause to be satisfied each covenant or condition to be performed or satisfied by them.


         (f) Negotiations with Third Parties. The parties will not, without the prior written approval of the others, furnish any information to, or initiate or participate in discussions or negotiations with, third parties relating to any merger, sale or other disposition of any substantial part of its assets or stock or any other sale by stockholders of such party of any of their shares of its Common Stock.


10. Conditions to Obligations of BEPI and Subsidiary. In addition to the conditions set forth in Section 6, all obligations of BEPI and Subsidiary under this Agreement are subject to the fulfillment and satisfaction, prior to or at the time at which the Effective Date is scheduled to occur, of each of the following conditions, any one or more of which may be waived by BEPI and Subsidiary.



                  (i) Representations and Warranties True at the Effective Date. At the Effective Date, the representations and warranties of JCF and PCG set forth in this Agreement will be true and correct in all material respects at and as of such time, and unless this Agreement is executed simultaneously with the Closing, at the Effective Date PCG shall have delivered to BEPI and Subsidiary a certificate to such effect signed by an executive officer of JCF and PCG.


                  (ii) Performance. Each of the obligations of PCG and JCF to be performed by it on or before the Effective Date pursuant to the terms of this Agreement shall have been duly performed in all material respects at the Effective Date, and unless this Agreement is executed simultaneously with the Closing, at the Effective Date PCG shall have delivered to BEPI and Subsidiary a certificate to such effect signed by an executive officer of PCG and JCF.



                  (iii) Authority. All action required to be taken by, or on the part of, PCG and JCF to authorize the execution, delivery and performance of this Agreement by PCG and JCF and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors and stockholders of each of PCG and JCF.



                  (iv) Fairness Opinion. BEPI's Board of Directors shall have received an opinion from a financial advisor selected by BEPI to the effect that the consideration to be provided by BEPI to PCG in connection with the transactions contemplated by Section 5 of this Agreement is fair to the BEPI stockholders from a financial point of view to BEPI and its stockholders.



                  (v)       Legal Opinions.


                           (A) PCG and BEPI's Board of Directors shall have received an opinion from Wilentz, Goldman & Spitzer, P.A., to the effect that (i) except as otherwise set forth in this Agreement, no approval or consent of the BEPI shareholders is necessary in order to consummate the transactions contemplated by this Agreement,
                                    (ii) this Agreement has been duly
                                    authorized, executed and delivered by BEPI and no consent, approval, authorization, qualification or other order of, or any filing or registration with, any regulatory body, administrative agency or governmental body or other third party is legally required for BEPI to consummate the transactions which are contemplated to occur prior to the Closing in accordance with the terms of this Agreement; and (iii) neither the execution and delivery of this Agreement by BEPI nor the consummation of the transactions contemplated hereby will violate its certificate of incorporation or by-laws or any law by which BEPI or its property is bound,


                           (B) PCG and BEPI's Boards of Directors shall have received an opinion from counsel reasonably acceptable to PCG and BEPI to the effect that (i) that PCG and Subsidiary are each duly incorporated, validly existing and in good standing under the laws of the respective jurisdictions in which they are incorporated, (ii) this Agreement has been duly authorized, executed and delivered by PCG and Subsidiary and is a valid and binding agreement of each of PCG and Subsidiary enforceable against such entities in accordance with its terms except as the enforcement thereof may be limited by bankruptcy, insolvency, moratorium or other laws effecting creditors' rights generally,
                                    (iii) neither the execution and delivery of this Agreement by PCG or Subsidiary nor the consummation of the transactions contemplated hereby will violate their respective certificates of incorporation or by-laws or any law by which such entities or their property are bound, (iv) except as otherwise set forth in this Agreement, no approval or consent of the shareholders of PCG or Subsidiary is necessary in order to consummate the transactions contemplated by this Agreement, (v) no consent, approval, authorization, qualification or other order of, or any filing or registration with any regulatory body, administrative agency or governmental body or other third party is legally required for PCG or Subsidiary to consummate the transactions which are contemplated to occur in accordance with the terms of this Agreement, and (vi) the Merger has duly and validly been effected. PCG will supply to BEPI any confirmatory legal information which PCG receives relating to PRC law.


11. Conditions to Obligations of JCF and PCG. In addition to the conditions set forth in Section 6 and 10(v), all obligations of JCF and PCG under this Agreement are subject to the fulfillment and satisfaction, prior to or at the time at which the Effective Date is scheduled to occur, of each of the following conditions, any one or more of which may be waived by PCG.



                  (i) Representations and Warranties True at the Effective Date. At the Effective Date, the representations and warranties of BEPI and Subsidiary set forth in this Agreement will be true and correct in all material respects at and as of such time, and, unless this Agreement is executed simultaneously with the Closing, at the Effective Date, BEPI and Subsidiary shall have delivered to PCG a certificate to such effect signed by the President and the Chief Operating Officer of BEPI and by the President of Subsidiary.


                  (ii) BEPI and Subsidiary's Performance. Each of the obligations of BEPI and Subsidiary to be performed by it on or before the Effective Date pursuant to the terms of this Agreement shall have been duly performed in all material respects at the Effective Date, and unless this Agreement is executed simultaneously with the Closing, at the Effective Date BEPI and Subsidiary shall have delivered to JCF and PCG a certificate to such effect signed by the President and the Chief Operating Officer of BEPI and by the President of Subsidiary.



                  (iii) Authority. All action required to be taken by, or on the part of, BEPI and Subsidiary to authorize the execution, delivery and performance of this Agreement by BEPI and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors of each of BEPI and Subsidiary.


                  (iv) Interim Balance Sheet. BEPI shall have supplied to PCG and JCF an interim balance sheet as of a date no more than five business days prior to the Closing Date (the "Closing Balance Sheet").


12. Best Efforts. Each party shall use its best efforts to cause all conditions to the Closing to be fulfilled as soon as possible.


13. Termination. Any party who has not theretofore breached any provision of this Agreement (including such party's obligations to use its best efforts to satisfy conditions for the Closing) may terminate this Agreement by notice to the other parties if all conditions to the Closing shall not have been satisfied by the close of business on January 31, 1997. Such termination shall not limit any other right or remedies which the terminating party may have against any other party.



14. Indemnity


         (a) The term "Representing Group" means each of (i) PCG and JCF, and (ii) BEPI and Subsidiary.


         (b) Indemnity. Each member of each Representing Group (each, an "Indemnitor") hereby jointly and severally agrees to indemnify each member of the other Representing Group (each, an "Indemnitee") and hold it and them harmless against and in respect of the following:


                           (A) any and all loss, liability or damage suffered or incurred by the Indemnitee by reason of any untrue representation, breach of warranty or non-fulfillment of any covenant by any Indemnitor; and


                           (B) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and expenses, including, without limitation, legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.



14 Miscellaneous


         (a) Successors, Assigns and Third Parties. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; provided, however, that, except as otherwise expressly provided herein, none of the parties hereto may make any assignment of this Agreement or any interest herein without the prior written consent of the other parties hereto. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.


         (b) Governing Law; Jurisdiction. This Agreement shall in all respects be interpreted, construed and governed by and in accordance with the internal substantive laws of the State of Delaware, disregarding principles of conflict of laws and the like. The federal and state courts in New York or New Jersey shall have exclusive jurisdiction over all matters relating to this Agreement.


         (c) Severability. Each section, subsection and lesser section of this Agreement constitutes a separate and distinct undertaking, covenant and/or provision hereof. In the event that any provision of this Agreement shall finally be determined to be unlawful, such provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.


         (d) Notices. Except as otherwise expressly provided herein, any notice, service of process, consent, or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been given when received, and shall be addressed as follows:


                  (i)      If to BEPI or Subsidiary, to it at:
                           c/o BEPI at its address set forth above, with a copy to:
                           John T. Kelly, Esq.
                           Wilentz Goldman & Spitzer, PA
                           90 Woodbridge Center Drive
                           Woodbridge, New Jersey 07095

                  (i)      If to PCG or to JCF, to it at
                           c/o S.L. Chen & Associates,
                           805 Third Avenue,
                           New York, New York 10022
                                     Attn: J.S. Pan
                           with a copy to:
                           Oscar D. Folger, Esq.
                           Law Offices of Oscar D. Folger
                           Fifth Avenue - 24th Floor
                           New York, New York  10175

                  or at such other address or addresses as the party addressed may from time to time designate in writing. Any communication dispatched by telegram or telex shall be confirmed by letter.

         (a) Expenses. All legal and other costs and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party incurring such expenses. Without limiting the generality of the foregoing, any and all fees and expenses of any attorneys of the Constituent Corporations incurred in connection with this Agreement or the transactions contemplated hereby shall be borne by the Constituent Corporation incurring such expense and shall not be assumed by any other Constituent Corporation.


         (b) Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.


         (c) Counterparts and Facsimiles. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute the same agreement. This Agreement may be signed by facsimile.


         (d) Entire Agreement. This Agreement sets forth all understandings of the parties. It may not be changed or terminated orally.


IN WITNESS WHEREOF, the parties hereto have caused their signatures to be affixed to this Agreement as of the date first above written.

BUREAU OF ELECTRONIC PUBLISHING, INC.     JINAN CHEMICAL FIBRE CORPORATION


By: /s/ Bryan Finkel                        By: /s/ Li De Yuan
    ---------------------------------           ------------------------------

Title: Director                             Title: Vice Chairman
       ------------------------------              ---------------------------


BEPI ACQUISITION CORPORATION               PACIFIC CHEMICAL GROUP LIMITED


By: /s/ Bryan Finkel                        By: /s/ Li De Yuan
    ---------------------------------           ------------------------------

Title: Director                             Title: Vice Chairman
       ------------------------------              ---------------------------